Exhibit 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE ARBINET-THEXCHANGE, INC.

2004 STOCK INCENTIVE PLAN, AS AMENDED

Name of Participant:

No. of Restricted Stock Units:

Grant Date:

Final Acceptance Date:

Pursuant to the Arbinet-thexchange, Inc. 2004 Stock Incentive Plan as amended through the date hereof (the “Plan”), Arbinet-thexchange, Inc. (the “Company”) hereby grants the number of Restricted Stock Units (“RSUs”) specified above (the “Award”) to the Participant named above. The Award represents a promise to pay the Participant one share of common stock, par value $0.001 per share (the “Stock”), of the Company for each RSU, subject to the restrictions and conditions set forth herein and in the Plan.

1. Acceptance of Award. The Participant shall have no rights with respect to this Award unless he shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Agreement.

2. Restrictions.

(a) Prior to the vesting of the RSUs as described in Section 3, the Participant shall have no rights on the RSUs except as specifically provided herein.

(b) The RSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting.

(c) If the Participant ceases to be an employee or director of, or consultant or advisor to, the Company or a subsidiary (an “Eligible Participant”) for any reason (including death) prior to vesting of the RSUs granted herein, all RSUs shall immediately and automatically be forfeited and become null and void.

3. Vesting of Restricted Stock Units. Upon the vesting of any RSUs, the restrictions and conditions in Section 2 of this Agreement with respect to such RSUs shall lapse and such RSUs shall become payable to the Participant in shares of Stock on the relevant Vesting Date specified below so long as the Participant remains an Eligible Participant on such Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number RSUs specified as vested on such Date.

Number of RSUs Vested	Vesting Date
( %)
( %)
( %)
( %)
( %)

RSUs may be subject to accelerated vesting in accordance with Section 8 below.

4. Dividend Equivalents.

If on any date the Company shall pay any cash dividend on shares of Stock of the Company, the number of RSUs credited to the Participant shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional RSUs to be credited to the Participant on such dividend payment date;

X = the aggregate number of RSUs (whether vested or unvested) credited to the Participant as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

5. Receipt of Stock Upon Vesting. On the Vesting Date, if the Participant remains an Eligible Participant, he shall receive one share of Stock for each RSU that vested on such date, subject to tax withholding in accordance with Section 12 below. Shares of Stock acquired pursuant to this Award shall be issued and delivered to the Participant either in actual stock certificates or by electronic book entry.

6. Stockholder Rights. The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Stock subject to the Award until the Participant becomes the record holder of those shares of Stock following their actual issuance upon the Company’s collection of the applicable withholding taxes.

7. Reorganization Event.

(a) Upon the occurrence of a Reorganization Event (as defined in the Plan) other than a liquidation or dissolution of the Company, if the Award is assumed or otherwise continued by the Company’s successor, the rights of the Company under this Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Stock subject to the Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing this Award or any other agreement between a Participant and the Company, all restrictions and conditions on this Award then outstanding shall automatically be deemed terminated or satisfied.

(b) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8. Change in Control.

(a) Any RSUs subject to this Award at the time of a Change in Control (as defined below) may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the fair market value of any unvested shares of Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting schedule applicable to the Award. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the RSUs shall occur at the time of the Change in Control, except to the limited extent otherwise provided in Section 8(c) below.

(b) In the event the Award is assumed or otherwise continued in effect, the RSUs subject to the Award will be appropriately adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the shares of Stock subject to those RSUs immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those shares of Stock actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Stock receive cash consideration for their Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the RSUs subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Stock in the Change in Control transaction, provided such common stock is readily traded on an established securities exchange.

(c) Upon the closing of the Change in Control, fifty percent (50%) of the unvested RSUs at the time subject to this Award will immediately vest, and the shares of Stock subject to those vested RSUs will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Stock payable to the other stockholders of the Company in consummation of that Change in Control), subject to the Company’s collection of withholding taxes. The remaining unvested RSUs shall continue to vest equally over the remaining vesting term as set forth in Section 3; provided that in the event the Participant ceases to be an Eligible Participant because of termination of the service relationship by the Company other than for Cause within twelve (12) months following the closing of the Change in Control, then the Participant shall immediately vest in all of the unvested RSUs at the time of such termination, and the securities or other property subject to those vested RSUs will be issued immediately upon such vesting, subject to the Company’s collection of the applicable withholding taxes pursuant to the provisions of Section 12.

(d) If the RSUs subject to this Award at the time of the Change in Control are not so assumed or otherwise continued in effect or replaced with a cash incentive program in accordance with Section 8(a) above, then those RSUs will vest immediately prior to the closing of the Change in Control. The shares of Stock subject to those vested RSUs will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Stock payable to the other stockholders of the Company in consummation of that Change in Control), subject to the Company’s collection of the applicable withholding taxes pursuant to the provisions of Section 12.

(e) For purposes of this Agreement, a “Change in Control” of the Company shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets, or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than 50% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of members of the board of directors) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

(f) For purposes of this Agreement, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

9. Adjustment in Shares. Should any change be made to the Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

10. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

11. Transferability. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

12. Tax Withholding. The Participant shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make provisions satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued.

13. No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time.

14. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

16. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey without regard to any applicable conflicts of laws.

[text continues on next page]

17. Participant’s Acknowledgments. The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

ARBINET-THEXCHANGE, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Participant’s Signature

Participant’s name and address: